Exhibit 3.1

BCS/CD-515 (Rev. 03/07)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
MICHAEL G. WOOLDRIDGE
Address
P.O. BOX 352
City	State	Zip Code
GRAND RAPIDS	MI	49501-0352	EFFECTIVE DATE:
Ç	Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.	È

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

            Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:	INDEPENDENT BANK CORPORATION

2.	The identification number assigned by the Bureau is:	136-863

3.	Article III of the Articles of Incorporation is hereby amended to read as follows:

The following is added as new paragraphs four and five, respectively, of Article III of the Amended and Restated Articles of Incorporation:

Effective upon the filing of this Certificate of Amendment with the Michigan Department of Energy, Labor and Economic Growth (the "Effective Time"), the shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and reclassified into a smaller number of shares such that each ten (10) shares of issued Common Stock immediately prior to the Effective Time are reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued. The Company will round up fractional shares to the nearest whole share.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

BCS/CD-515 (Rev. 03/07)

 COMPLETE ONLY ONE OF THE FOLLOWING:

4.  Profit or Nonprofit Corporation:  For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the          day of           ,        , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this          day of          ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation was duly adopted on the 27 day of April , 2010 , by the: (check one of the following)

☒	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐

written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act.  Written notice to shareholders who have not consented in writing has been given.  (Note:  Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 31st day of August , 2010

	By	/s/ Robert N. Shuster
(Signature of an authorized officer or agent)

Robert N. Shuster
(Type or Print Name)